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                                                                 Exhibit 24.1(c)


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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-1) and related Prospectus of Lomak Petroleum, Inc. for the registration of 5,000,000 shares of common stock and to the inclusion therein of our report dated March 8, 1994 with respect to the consolidated financial statements of Lomak Petroleum, Inc. for the year ended December 31, 1993.

                                                               ERNST & YOUNG LLP

Cleveland, Ohio
July 12, 1996